BOS

B.O.S. BETTER ONLINE SOLUTIONS LTD.

INCORPORATED UNDER THE LAWS OF THE STATE OF ISRAEL

CUSIP M20115 13 1

SEE REVERSE FOR CERTAIN DEFINITIONS

THIS CERTIFIES that

is the registered holder of

FULLY PAID AND NON-ASSESSABLE ORDINARY SHARES, OF THE NOMINAL VALUE OF 4.00 NEW ISRAELI SHEKELS EACH, OF

B.O.S. BETTER ONLINE SOLUTIONS LTD.

(hereinafter called the "Corporation") transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate and the shares represented hereby are issued and shall be held subject to all the provisions of the Memorandum of Association and Articles of Association of the Corporation and amendments thereto, copies of which are on file at the office of the Transfer Agent and Registrar, and the holder hereof, by acceptance of this certificate, consents to and agrees to be bound by all of said provisions. This certificate is not valid unless countersigned by the Transfer Agent and Registrar.

IN WITNESS WHEREOF the Corporation has caused this certificate to be executed by the facsimile signatures of the duly authorized officers of the Corporation and a facsimile of its corporate seal imprinted hereon.

Dated:

ISRAEL GAL, President and Chief Executive Officer

B.O.S. BETTER ONLINE SOLUTIONS LTD. CORPORATE SEAL ISRAEL

NEHEMIA KAUFMAN, Chief Financial Officer

Countersigned and Registered:
American Stock Transfer & Trust Company
(New York, N.Y.) Transfer Agent and Registrar

By

Authorized Signature